CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 8, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to the Board of Trustees and Shareholders of Convertible Bond Arbitrage Portfolio, Distressed Securities Portfolio, Fixed Income Arbitrage Portfolio, Global Hedged Income Portfolio, Long-Short Deep Discount Value Portfolio, Long-Short Earnings Revision Portfolio, Long-Short Equity Global Portfolio, Long-Short Equity International Portfolio, Long-Short Equity Momentum Portfolio, Long-Short Equity REIT Portfolio, Merger Arbitrage Portfolio, and Long-Short Equity Healthcare/Biotech Portfolio (constituting Underlying Funds Trust, "the Funds") which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, WI
April 30, 2007